Exhibit 99.1

CONTACT:	Vince Arnone	Devin Sullivan
	President and CEO	Managing Director
	(630) 845-4500	The Equity Group Inc.
dsullivan@equityny.com

FOR IMMEDIATE RELEASE

FUEL TECH REPORTS 2024 THIRD QUARTER FINANCIAL RESULTS

WARRENVILLE, Ill. – November 6, 2024 - Fuel Tech, Inc. (NASDAQ: FTEK), a technology company providing advanced engineering for the optimization of combustion systems, emissions control, and water treatment in utility and industrial applications, today reported financial results for the third quarter ended September 30, 2024 (Q3 2024).

“Our third quarter results included a return to profitable operations, fostering new customer relationships, and a focus on balancing expense discipline with targeted investments in new technologies,” said Vincent J. Arnone, President and CEO. “Our financial position at September 30, 2024 was strong, with $31.3 million in cash and investments and no debt.”

Mr. Arnone continued, “We realized improved quarter-over-quarter performance at our FUEL CHEM® business segment in the 2024 third quarter and in the current fourth quarter commenced a new commercial program after a successful demonstration of our TIFI® Targeted In-Furnace Injection™ technology. The annual revenue potential from this commercial contract is projected to be approximately $1.5 to $2.0 million based on the customer running the program full-time, with the revenue expected to generate historic FUEL CHEM® gross margins. We are pursuing additional opportunities to showcase our chemical technologies at additional domestic sites and currently expect to commence a demonstration of our TIFI® technology in early 2025 at a potential new client in the Midwest United States. We believe that the innovative approach of our fireside treatment program to reduce downtime, improve plant operations and provide a return on investment while helping customers meet emission regulatory requirements is resonating.

“Revenues in our Air Pollution Control (APC) business declined quarter-over-quarter, due primarily to customer-driven delays and project timing. We were pleased to announce $2.0 million of new APC orders earlier today and hope to close several new APC orders by the end of 2024 or early 2025.”

He concluded, “We are also continuing to pursue the growth and development of our Dissolved Gas Infusion (DGITM) technology. We had a very successful exhibition of DGITM at the Water Environment Federation Technical Exhibition and Conference, or WEFTEC, in New Orleans last month, and generated significant interest in the technology. With respect to product demonstrations, discussions are progressing with one of the largest food processors in the country to utilize DGITM to provide dissolved oxygen for the wastewater treatment facility at a food processing plant that they own and operate, and also with a municipal wastewater treatment facility in the Southeastern United States. Lastly, we are pleased to note that we have finalized a demonstration agreement with a U.S. fish hatchery to highlight the capabilities of DGITM for this aquaculture application, with the demonstration start date targeted at the beginning of the second quarter of 2025 to coincide with the hatchery’s next growth cycle.”

Q3 2024 Consolidated Results Overview

Consolidated revenues for Q3 2024 declined to $7.9 million from $8.0 million in the three months ended September 30, 2023 (Q3 2023), reflecting higher FUEL CHEM revenue offset by a decrease in APC revenue.

Consolidated gross margin for Q3 2024 declined to 43.4% of revenues from 45.2% of revenues in Q3 2023, primarily due to lower APC gross margin while FUEL CHEM gross margin remained steady.

SG&A expenses increased to $3.2 million from $3.0 million in Q3 2023, primarily reflecting increases in employee compensation and benefit related costs and higher administrative expenses, partially offset by decreases in international administrative expenses. As a percentage of revenues, SG&A expenses rose to 41.1% in Q3 2024 from 37.1% in Q3 2023.

Interest income was flat at $0.3 million and related primarily to interest received on the held-to-maturity debt securities and money market funds.

Net income in Q3 2024 was $80,000, or $0.00 per share, compared to net income of $459,000, or $0.01 per share, in Q3 2023.

Consolidated APC segment backlog at September 30, 2024 was $6.4 million compared to $7.5 million at December 31, 2023, and did not include the aforementioned $2.0 million of new APC contracts.

APC segment revenue declined to $3.2 million from $3.7 million in Q3 2023, primarily related to customer driven delays in project execution and to the timing of new contract awards. APC gross margin decreased to 35.0% from 40.3%, primarily due to product and project mix.

FUEL CHEM segment revenue rose to $4.6 million from $4.3 million in Q3 2023, reflecting customer outage completions and increased dispatch. Gross margin was steady at 49%.

Adjusted EBITDA loss was $(35,000) compared to Adjusted EBITDA of $352,000 in Q3 2023.

Financial Condition

At September 30, 2024, cash and cash equivalents were $12.3 million, short-term investments were $8.2 million, and long-term investments totaled $10.9 million. Stockholders’ equity at September 30, 2024 was $43.9 million, or $1.42 per share, and the Company had no debt.

Conference Call

Management will host a conference call on Thursday, November 7, 2024 at 10:00 am ET / 9:00 am CT to discuss the results and business activities. Interested parties may participate in the call by dialing:

●	(877) 423-9820 (Domestic) or
●	(201) 493-6749 (International)

The conference call will also be accessible via the Upcoming Events section of the Company’s web site at www.ftek.com. Following management’s opening remarks, there will be a question-and-answer session. Questions may be asked during the live call, or alternatively, you may e-mail questions in advance to dsullivan@equityny.com. For those who cannot listen to the live broadcast, an online replay will be available at www.ftek.com.

About Fuel Tech

Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been installed on over 1,300 utility, industrial and municipal units worldwide. The Company’s FUEL CHEM® technology improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion and opacity. Water treatment technologies include DGI® Dissolved Gas Infusion Systems which utilize a patented saturator and a patent-pending channel injector to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

FUEL TECH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share data)

	September 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$12,274	$17,578
Short-term investments	8,162	12,136
Accounts receivable, less current expected credit loss of $106 and $111, respectively	9,202	6,729
Inventories, net	441	439
Prepaid expenses and other current assets	838	1,439
Total current assets	30,917	38,321
Property and equipment, net of accumulated depreciation of $18,926 and $18,703, respectively	4,596	4,539
Goodwill	2,116	2,116
Other intangible assets, net of accumulated amortization of $510 and $468, respectively	327	358
Right-of-use operating lease assets, net	523	609
Long-term investments	10,881	3,664
Other assets	757	781
Total assets	$50,117	$50,388
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,271	$2,421
Accrued liabilities:
Operating lease liabilities - current	81	81
Employee compensation	759	1,252
Other accrued liabilities	1,204	1,934
Total current liabilities	5,315	5,688
Operating lease liabilities - non-current	480	533
Deferred income taxes, net	172	172
Other liabilities	286	281
Total liabilities	6,253	6,674
Stockholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 31,767,329 and 31,361,303 shares issued, and 30,708,273 and 30,385,297 shares outstanding, respectively	317	313
Additional paid-in capital	165,186	164,853
Accumulated deficit	(117,589)	(117,529)
Accumulated other comprehensive loss	(1,780)	(1,748)
Nil coupon perpetual loan notes	76	76
Treasury stock, at cost	(2,346)	(2,251)
Total stockholders’ equity	43,864	43,714
Total liabilities and stockholders’ equity	$50,117	$50,388

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per-share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues	$7,851	$7,988	$19,850	$20,736
Costs and expenses:
Cost of sales	4,444	4,376	11,462	12,323
Selling, general and administrative	3,225	2,966	9,815	9,126
Research and development	361	513	1,159	1,144
	8,030	7,855	22,436	22,593
Operating (loss) income	(179)	133	(2,586)	(1,857)
Interest expense	—	(5)	—	(15)
Interest income	323	322	968	968
Other (expense) income, net	(63)	9	1,576	(95)
Income (loss) before income taxes	81	459	(42)	(999)
Income tax expense	(1)	—	(18)	—
Net income (loss)	$80	$459	$(60)	$(999)
Net income (loss) per common share:
Basic net income (loss) per common share	$0.00	$0.02	$(0.00)	$(0.03)
Diluted net income (loss) per common share	$0.00	$0.01	$(0.00)	$(0.03)
Weighted-average number of common shares outstanding:
Basic	30,708,000	30,385,000	30,526,000	30,336,000
Diluted	30,848,000	30,627,000	30,526,000	30,336,000

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net income (loss)	$80	$459	$(60)	$(999)
Other comprehensive income (loss):
Foreign currency translation adjustments	106	(122)	(32)	(84)
Comprehensive income (loss)	$186	$337	$(92)	$(1,083)

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended
	September 30,
	2024	2023
Operating Activities
Net loss	$(60)	$(999)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	248	247
Amortization	42	46
Gain on disposal of equipment	(1)	—
Non-cash interest income on held-to-maturity securities	(108)	(319)
Stock-based compensation, net of forfeitures	337	288
Changes in operating assets and liabilities:
Accounts receivable	(845)	5
Employee retention credit receivable	(1,677)	—
Inventory	(3)	68
Prepaid expenses, other current assets and other non-current assets	655	363
Accounts payable	842	172
Accrued liabilities and other non-current liabilities	(1,215)	520
Net cash (used in) provided by operating activities	(1,785)	391
Investing Activities
Purchases of equipment and patents	(316)	(201)
Purchases of debt securities	(14,072)	(14,026)
Maturities of debt securities	11,000	4,000
Net cash used in investing activities	(3,388)	(10,227)
Financing Activities
Taxes paid on behalf of award participants	(95)	—
Proceeds from exercise of stock options	—	42
Net cash (used in) provided by financing activities	(95)	42
Effect of exchange rate fluctuations on cash	(36)	(51)
Net decrease in cash and cash equivalents	(5,304)	(9,845)
Cash and cash equivalents at beginning of period	17,578	23,328
Cash and cash equivalents at end of period	$12,274	$13,483

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

Segment Data- Reporting Segments

(Unaudited)

(in thousands)

Information about reporting segment net sales and gross margin from operations is provided below:

	Air Pollution	FUEL CHEM
Three months ended September 30, 2024	Control Segment	Segment	Other	Total
Revenues from external customers	$3,224	$4,627	$—	$7,851
Cost of sales	(2,095)	(2,349)	—	(4,444)
Gross margin	1,129	2,278	—	3,407
Selling, general and administrative	—	—	(3,225)	(3,225)
Research and development	—	—	(361)	(361)
Operating income (loss) from operations	$1,129	$2,278	$(3,586)	$(179)

	Air Pollution	FUEL CHEM
Three months ended September 30, 2023	Control Segment	Segment	Other	Total
Revenues from external customers	$3,711	$4,277	$—	$7,988
Cost of sales	(2,214)	(2,162)	—	(4,376)
Gross margin	1,497	2,115	—	3,612
Selling, general and administrative	—	—	(2,966)	(2,966)
Research and development	—	—	(513)	(513)
Operating income (loss) from operations	$1,497	$2,115	$(3,479)	$133

	Air Pollution	FUEL CHEM
Nine months ended September 30, 2024	Control Segment	Segment	Other	Total
Revenues from external customers	$9,491	$10,359	$—	$19,850
Cost of sales	(5,927)	(5,535)	—	(11,462)
Gross margin	3,564	4,824	—	8,388
Selling, general and administrative	—	—	(9,815)	(9,815)
Research and development	—	—	(1,159)	(1,159)
Operating income (loss) from operations	$3,564	$4,824	$(10,974)	$(2,586)

	Air Pollution	FUEL CHEM
Nine months ended September 30, 2023	Control Segment	Segment	Other	Total
Revenues from external customers	$10,692	$10,044	$—	$20,736
Cost of sales	(7,155)	(5,168)	—	(12,323)
Gross margin	3,537	4,876	—	8,413
Selling, general and administrative	—	—	(9,126)	(9,126)
Research and development	—	—	(1,144)	(1,144)
Operating income (loss) from operations	$3,537	$4,876	$(10,270)	$(1,857)

FUEL TECH, INC.

Geographic Segment Financial Data

(Unaudited)

(in thousands of dollars)

Information concerning our operations by geographic area is provided below. Revenues are attributed to countries based on the location of the end-user. Assets are those directly associated with operations of the geographic area.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues:
United States	$5,453	$5,640	$13,519	$15,937
Foreign	2,398	2,348	6,331	4,799
	$7,851	$7,988	$19,850	$20,736

	September 30,	December 31,
	2024	2023
Assets:
United States	$45,789	$46,487
Foreign	4,328	3,901
	$50,117	$50,388

FUEL TECH, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Net income (loss)	$80	$459	$(60)	$(999)
Interest income, net	(323)	(317)	(968)	(953)
Income tax expense	1	-	18	-
Depreciation expense	87	93	248	247
Amortization expense	11	16	42	46
EBITDA	(144)	251	(720)	(1,659)
Stock compensation expense	109	101	337	288
Gain on employee retention credit	-	-	(1,677)	-
Adjusted EBITDA	$(35)	$352	$(2,060)	$(1,371)

Adjusted EBITDA

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense, stock compensation expense and gain on employee retention credit. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.

Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net income (loss) has been included in the above financial table.